                                   Exhibit 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                    Year Ended December 31,
                                                            --------------------------------------
                                                                   1995                  1994
                                                            -----------------     ----------------
PRIMARY EARNINGS PER SHARE
Net Income (Loss)                                           $     (1,969,887)      $    (300,293)
Weighted average shares outstanding                               17,907,972          11,299,667
                                                            ----------------       -------------
Primary Income (Loss) per share                             $          (0.11)      $       (0.03)
                                                            ----------------       -------------
FULLY DILUTED EARNINGS PER SHARE
Net Income (Loss)                                           $     (1,969,887)      $    (300,293)
Weighted average shares outstanding                               17,907,972          11,299,667
Addition from assumes exercise of
 Common Stock purchase warrants
 and options                                                       1,245,000           1,120,000
Addition from assumed conversion of
 Preferred Stock                                                     300,000             300,000
                                                            ----------------       -------------
Weighted average number of
 Common Shares outstanding on a
 fully diluted basis                                              19,452,972          12,719,667
                                                            ----------------       -------------
FULLY DILUTED (LOSS) PER SHARE                              $          (0.10)              (0.02)
                                                            ----------------       -------------

- -------------------------

(a) This calculation is submitted in accordance with regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive results. Accordingly, the (0.02) for 1994 and the (0.10) per share amounts for 1995 are not presented in the annual report.